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                                                                Exhibit 12.2

                          SUN MEDIA CORPORATION
                  Computation of ratio of total debt to EBITDA


CANADIAN GAAP

                                                 YEARS ENDED DECEMBER 31,
                                              2000         2001          2002
                                              ----         ----          ----
Total debt
     Current portion of long-term debt    $      -      $  5,000      $ 60,000
     Long-term debt                        595,195       549,512       455,147
                                          --------      --------      --------
                                          $595,195      $554,512      $515,147
                                          ========      ========      ========
EBITDA(1)                                 $205,327      $200,844      $222,333
                                          ========      ========      ========

Ratio of total debt to EBITDA                 2.90          2.76          2.32
                                          ========      ========      ========

(1)  As defined in "Presentation of Financial Information" and calculated in note 7 to "Selected Consolidated Financial and Operating Data".